UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2018 (March 29, 2018)

FS Investment Corporation IV

(Exact name of Registrant as specified in its charter)

Maryland	814-01151	47-3258730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2018, Messrs. David Adelman and Thomas Gravina* resigned as members of the board of directors (the “Board”) of FS Investment Corporation IV (the “Company”), effective as of the date on which GSO / Blackstone Debt Funds Management LLC (“GDFM”) resigns as investment sub-adviser to the Company. Messrs. Adelman and Gravina have no control over the occurrence of GDFM’s resignation. The resignations of Messrs. Adelman and Gravina did not result from any disagreement relating to the Company’s operations, policies or practices.

*The Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 3, 2018 erroneously named Mr. Michael Heller as a resigning director of the Board rather than Mr. Gravina. Mr. Heller is not a member of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation IV

Date: April 3, 2018	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President